Exhibit 1.1

May 22, 2007

KBL Healthcare Acquisition Corp. III

12,500,000 Units1

Common Stock

Warrants

Underwriting Agreement

New York, New York

[•], 2007

Citigroup Global Markets Inc.

As Representative of the several Underwriters

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

KBL Healthcare Acquisition Corp. III, a corporation organized under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representative”) are acting as sole representative, an aggregate of 12,500,000 units of the Company (the “Units”) (said Units to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to 1,875,000 additional Units to cover over-allotments, if any (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”).

Each Unit consists of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant to purchase one share of Common Stock (the “Warrant(s)”). The shares of Common Stock and the Warrants included in the Units will not be separately transferable until five (5) business days following the earlier of the expiration of the Underwriters’ over-allotment option (as described below) or the exercise in full of such option, subject to (a) the preparation of an audited balance sheet of the Company reflecting receipt by the Company of the proceeds of the offering and the filing by the Company of such audited balance sheet with the Commission (as defined herein) on a Form 8-K or similar form and (b) the Company issuing a press release announcing when such separate trading will begin. Each Warrant entitles its holder, upon exercise, to purchase one share of Common Stock for $6.00 during the period commencing on the later of the completion by the Company of its initial Business Combination (as defined below) or one year from the Effective Date (as defined below) of the Registration Statement (as defined below) and terminating on the four-year anniversary of the Effective Date or earlier upon redemption by the Company. As used herein, the term “Business Combination” shall mean any acquisition by the Company, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination, of one or more operating businesses meeting the criteria set forth in the Registration Statement, the Statutory Prospectus and the Prospectus (each as defined below).

[1]	Plus an option to purchase from the Company, up to 1,875,000 additional Units to cover over-allotments.

The Company has entered into an investment management trust agreement dated as of the date hereof (the “Trust Agreement”) with Continental Stock Transfer & Trust Company (“CST”) as trustee, in substantially the form filed as an exhibit to the Registration Statement, pursuant to which certain proceeds of the offering will be deposited and held in a trust account (“Trust Account”) for the benefit of the Company and holders of the Underwritten Securities and the Option Securities, if and when issued.

The Company has entered into a warrant agreement dated as of the date hereof with respect to the Warrants with CST, as warrant agent (the “Warrant Agreement”), pursuant to which CST will act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants and the Private Placement Warrants (defined below).

The Company has entered into subscription agreements dated as of [•], 2007 (the “Subscription Agreements”) with the Representative, Graubard Miller and each of Zachary Berk, Marlene Krauss, Michael Kaswan, Eileen More, Joseph Williamson, Kenneth Abramowitz, Steven Epstein, Kevin McGovern, Eric Rose, Ellen Marram and Terence Barnett (each an “Insider” and collectively, the “Insiders”) pursuant to which each Insider has agreed to purchase the amount of Warrants set forth opposite such Insider’s name in Schedule II hereto (collectively, the “Private Placement Warrants”), an aggregate of 2,075,000 Private Placement Warrants, at a price of $1.00 per Private Placement Warrant in a private placement simultaneously with the consummation of the offering of the Underwritten Securities. The Private Placement Warrants shall have an exercise price equal to the exercise price of the Warrants included in the Units sold to the public and shall possess terms identical to the Warrants included in the Units in all other respects except with respect to transferability, redemption and in certain other respects. The redemption terms of the Private Placement Warrants shall be as set forth in the Warrant Agreement.

The Company has entered into a registration rights agreement with each of the holders of the Company’s Common Stock outstanding immediately prior to the consummation of the offering of the Underwritten Securities (the “Initial Stockholders”), dated as of the date hereof, in substantially the form filed as an exhibit to the Registration Statement (the “Registration Rights Agreement”), pursuant to which the Company has granted certain registration rights in respect of the Common Stock, the Private Placement Warrants and the shares of Common Stock underlying the Private Placement Warrants held by each of the Initial Stockholders.

The Company has entered into a letter agreement (the “Services Agreement”) with KBL Healthcare Management, Inc., dated as of the Effective Date, pursuant to which the Company will pay a monthly fee of $10,000 for office space and administrative services, including secretarial support, starting on the date hereof and terminating upon the earlier of (i) the completion of a Business Combination and (ii) the liquidation of the Company.

The Company has caused to be duly executed and delivered insider letters by each of the Initial Stockholders and the initial directors and executive officers of the Company (each of the Initial Stockholders and the initial directors and executive officers of the Company, an “Insider,” and collectively, the “Insiders”), filed as Exhibits 10.1 through 10.5 to the Registration Statement (as the same may be amended or supplemented from time to time, the “Insider Letters”), pursuant to which each Insider has agreed to certain matters, including but not limited to, matters described as being agreed to by it under the “Proposed Business” section of the Prospectus.

The use of the neuter in this Underwriting Agreement shall include the feminine and masculine wherever appropriate. Certain terms used in this Underwriting Agreement are defined in Section 20 hereof.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company has prepared and filed with the Commission a registration statement (File Number 333-141342) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Statutory Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b) On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, the Statutory Prospectus or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement, the Statutory Prospectus or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(c) At the Execution Time, the Statutory Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Statutory Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) The Company has filed with the Commission a Form 8-A (File Number ___________) providing for the registration under the Exchange Act of the Securities, the underlying shares of Common Stock and the Warrants. The registration of the Securities, the underlying shares of Common Stock and the Warrants under the Exchange Act was declared effective by the Commission on the date hereof.

(e) (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was and is an Ineligible Issuer (as defined in Rule 405).

(f) Neither the Commission nor, to the knowledge of the Company, any state regulatory authority has issued any order or threatened to issue any order preventing or suspending the use of any Statutory Prospectus, the Prospectus or any part thereof, or has instituted or, to the knowledge of the Company, threatened to institute any proceedings with respect to such an order.

(g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Statutory Prospectus and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification.

(h) The Company’s authorized equity capitalization is as set forth in the Statutory Prospectus and the Prospectus. The capital stock of the Company conforms in all material respects to the description thereof contained in the Statutory Prospectus and the Prospectus.

(i) All issued and outstanding securities of the Company have been duly and validly authorized and are fully paid and non-assessable. The holders of outstanding securities of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except for the Private Placement Warrants, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company will be outstanding at the time of the offering of the Underwritten Securities.

(j) The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other entity.

(k) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Statutory Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Statutory Prospectus and the Prospectus under the heading, “Business—Comparison to Offerings of Black Check Companies, “United States Federal Income and Estate Tax Considerations” and “Description of Securities,” insofar as such statements summarize agreements, documents or proceedings discussed therein, are accurate and fair summaries of such agreements, documents or proceedings.

(l) Securities Sold Pursuant to this Agreement.

(1) The Securities have been duly authorized and when executed by the Company and countersigned and issued and delivered against payment therefor by the Underwriters pursuant to this Agreement will be validly issued, fully paid and non-assessable.

(2) The Common Stock included in the Units has been duly authorized and, when issued and delivered against payment for the Securities by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and non-assessable. The holders of such Common Stock are not and will not be subject to personal liability by reason of being such holders; such Common Stock is not and will not be subject to any preemptive or other similar contractual rights granted by the Company.

(3) The Warrants included in the Units have been duly authorized and, when executed, authenticated, issued and delivered in the manner set forth in the Warrant Agreement against payment for the Securities by the Underwriters pursuant to this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(4) The shares of Common Stock issuable upon exercise of the Warrants included in the Units have been duly authorized and reserved for issuance and, when issued and delivered against payment therefor pursuant to the Warrants and the Warrant Agreement, will be validly issued, fully paid and non-

assessable. The holders of such Common Stock are not and will not be subject to personal liability by reason of being such holders; such Common Stock is not and will not be subject to any preemptive or other similar contractual rights granted by the Company.

(m) Except as set forth in the Registration Rights Agreement, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

(n) Prior Securities Transactions.

(1) No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company from its inception through and including the date hereof, except as disclosed in the Registration Statement.

(2) Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Act or the Regulations with the offer and sale of the Securities pursuant to the Registration Statement.

(o) Validity and Binding Effects of Agreements.

(1) This Agreement has been duly authorized, executed and delivered by the Company.

(2) The Trust Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(3) The Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(4) A stock escrow agreement (the “Escrow Agreement”) substantially in the form of Stock Escrow Agreement filed with the SEC as Exhibit 10.14 to the Registration Statement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(5) The Subscription Agreements have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company, enforceable against the Company in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(6) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(p) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Statutory Prospectus and the Prospectus.

(q) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the charter or by-laws of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties.

(r) The Company is not in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, as applicable.

(s) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Statutory Prospectus and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(t) The financial statements, together with the notes and schedules (if any) of the Company included in the Registration Statement, the Statutory Prospectus and the Prospectus present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The information in the Statutory Prospectus and the Prospectus under the caption “Summary Financial Data” presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements of the Company included in the Registration Statement, the Statutory Prospectus and the Prospectus. The Company is not party to any off-balance sheet transactions, arrangements, obligations (including contingent obligations), or other relationships with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. There are no pro forma or as adjusted financial statements that are required to be included in the Registration Statement, the Statutory Prospectus and the Prospectus, in accordance with Regulation S-X that have not been included as required.

(u) The statistical, industry-related and market-related data included in the Registration Statement, the Statutory Prospectus and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived

(v) Goldstein Golub Kessler LLP, who have certified the financial statements of the Company and delivered their report with respect to the audited consolidated financial statements and schedules included in the Statutory Prospectus and the Prospectus, are independent registered public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(w) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business.

(x) The Company owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(y) To the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications, are applicable to the Company, there is and has been no failure on the part of the Company to comply with any provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act which will become applicable to the Company.

(z) There is and has been no failure on the part of the Company or any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, Part 8 of the American Stock Exchange’s AMEX Company Guide, as amended (“AMEX Company Guide”). Further, there is and has been no failure on the part of the Company or any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable) and, immediately following the Effective Date the Company will be in compliance with, all other provisions of the American Stock Exchange corporate governance requirements set forth in the AMEX Company Guide

(aa) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(bb) The Company has not been required to date to file any foreign, federal, state or local tax returns and no tax or other assessment, fine or penalty has been or is due and payable by the Company.

(cc) Each of the Company’s directors and officers and each holder of any shares of outstanding Common Stock or other capital stock, including each of the Insiders, has executed and delivered to the Representative the Escrow Agreement and a lock-up agreement substantially in the form of Exhibit A hereto.

(dd) The Company possesses all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(ee) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is not aware of any material weakness in their internal controls over financial reporting.

(ff) The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) and such disclosure controls and procedures are effective to ensure that information required to be disclosed in the Company’s reports filed or submitted under the Exchange Act are recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms.

(gg) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(hh) The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, including the Money Laundering Control Act of 1986, as amended, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ii) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(jj) Neither the Company nor, to the Company’s knowledge after due inquiry, any officer or director has violated: (i) the Bank Secrecy Act, as amended, (ii) the Money Laundering Laws, or (iii) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and/or the rules and regulations promulgated under any such law, or any successor law.

(kk) The Company warrants that the Trust Agreement shall not be amended, modified or otherwise changed without the prior written consent of the Representative.

(ll) The Company has received from each of the Initial Stockholders of the Company a letter agreement executed by such Initial Stockholder pursuant to which such Initial Stockholder agrees to certain matters, including but not limited to, matters described as being agreed to by it under the “Proposed Business” section of the Prospectus.

(mm) The Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by the parties to the Insider Letters attached as an exhibit to the applicable Insider Letter to become inaccurate and incorrect.

(nn) NASD Affiliation.

(1) [Except as set forth on Schedule 1(nn),] no officer, director, or beneficial owner of any class of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) is a member, or a person associated or affiliated with a member, of the NASD. None of the NASD members with which each such Company Affiliate is affiliated will participate (within the meaning set forth in Rule 2710 promulgated by the NASD) in the offering.

(2) No Company Affiliate is an owner of stock or other securities of any member of the NASD (other than securities purchased on the open market).

(3) No Company Affiliate has made a subordinated loan to any member of the NASD.

(4) There is no agreement that any proceeds from the sale of the Underwritten Securities (excluding underwriting compensation as disclosed in the Prospectus) will be paid to any NASD member, or any persons associated or affiliated with a member of the NASD.

(5) The Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a potential underwriter in the offering or a related person (as defined by NASD rules) of such an underwriter within the 180-day period prior to the initial filing date of the Registration Statement.

(6) No person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Registration Statement has any relationship or affiliation or association with any member of the NASD.

(7) To the knowledge of the Company, no NASD member intending to participate in the offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” exists when a member of the NASD and/or its associated persons, parent or affiliates in the aggregate beneficially own 10% or more of the Company’s outstanding subordinated debt or common equity, or 10% or more of the Company’s preferred equity. “Members participating in the Offering” include managing agents, syndicate group members and all dealers which are members of the NASD.

(oo) All of the information provided to the Underwriters or to counsel for the Underwriters by the Company and, to the knowledge of the Company, its officers and directors and the holders of any securities of the Company in connection with letters, filings or other supplemental information provided to the NASD pursuant to NASD Conduct Rule 2710 or 2720 is true, complete and correct.

(pp) Prior to and including the date hereof, none of the Company, its officers and directors or any affiliates thereof had, and as of the Closing Date, the Company and such officers and directors and their affiliates will not have had: (a) any specific Business Combination under consideration or contemplation or (b) any interactions or discussions with any target business relating to a possible Business Combination.

(qq) To the Company’s knowledge, no officer or director of the Company is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his or her ability to be and act in the capacity of an officer or director of the Company, as applicable.

(rr) No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, shareholder, special advisor, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Act or the Exchange Act to be described in the Statutory Prospectus or the Prospectus which is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer of the Company.

(ss) The Company does not have any outstanding borrowings from, is not a party to any line of credit, credit agreement or other credit facility, and does not otherwise have a borrowing relationship with, any bank or other lending institution affiliated with any of the Underwriters, and the Company does not intend to use any of the proceeds from the sale of the Securities to repay any debt owed to any Underwriter or any affiliate of any Underwriter.

(tt) There are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any of the Initial Stockholders with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the best of the Company’s knowledge, any of the Initial Stockholders that may affect the Underwriters’ compensation, as determined by the NASD.

(uu) Except as otherwise disclosed in the Statutory Prospectus and the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(vv) There are no contracts or documents which are required to be described in the Registration Statement, the Statutory Prospectus or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

(ww) The Company has not prepared or used a “free writing prospectus” (as defined in Rule 405 under the Act).

(xx) Upon delivery and payment for the Underwritten Securities on the Closing Date and the filing of a Form 8-K in connection therewith containing an audited balance sheet of the Company reflecting such transaction, the Company will not be subject to Rule 419 under the Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $7.68 per Unit, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 1,875,000 Option Securities at the same purchase price per Unit as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representative to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you, in your absolute discretion, shall make to eliminate any fractional shares.

(c) In addition to the discount from the public offering price of $8.00 per Unit represented by the purchase price set forth in Section 2(a), the Company hereby agrees to pay to the Underwriters a deferred discount of $0.24 per Unit (for both Underwritten Securities and Option Securities) purchased hereunder (the “Deferred Discount”). The Deferred Discount will be payable from amounts on deposit in the Trust Account if and when the Company consummates a Business Combination. The Underwriters hereby agree that if no Business Combination is consummated within the time period provided in the Trust Agreement and the funds held under the Trust Agreement are distributed to the Company’s public stockholders, (i) the Underwriters will forfeit any rights or claims to the Deferred Discount and (ii) the trustee under the Trust Agreement is authorized to distribute the Deferred Discount to the public stockholders of the Company on a pro rata basis.

3. Delivery and Payment. (a) Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on [•], 2007, or at such time on such later date as agreed to between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct.

(b) Payment for the Underwritten Securities shall be made as follows: $95,375,000 of the proceeds received by the Company for the Underwritten Securities shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement and the remaining proceeds (subject to Section 5(i) hereof) shall be paid to the order of the Company upon delivery to the Representative of certificates (in form and substance satisfactory to the Representative) representing the Underwritten Securities (or through the facilities of DTC for the account of the Underwriters). The Underwritten Securities shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) Business Days prior to the Closing Date. The Company will permit the Representative to examine and package the Underwritten Securities for delivery, at least one (1) Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Underwritten Securities except upon tender of payment by the Representative for all the Underwritten Securities.

(c) Payment for the Option Securities shall be made as follows: $7.68 per Option Security shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement upon delivery to the Representative of certificates (in form and substance satisfactory to the Representative) representing the Option Securities (or through the facilities of DTC) for the account of the Underwriters. The certificates representing the Option Securities to be delivered will be in such denominations and registered in such names as the Representative requests not less than two (2) Business Days prior to the Closing Date and will be made available to the Representative for inspection, checking and packaging at the aforesaid office of the Company’s transfer agent or correspondent not less than one (1) Business Day prior to such Closing Date. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of DTC unless the Representative shall otherwise instruct.

(d) If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representative, at 388 Greenwich Street, New York, New York, on the date specified by the Representative (which shall be within three Business Days after exercise of said option or such later time as agreed to between the Representative and the Company) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representative on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus (the “Offering”).

5. Agreements. The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the

Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Statutory Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representative so that any use of the Statutory Prospectus may cease until it is amended or supplemented; (ii) amend or supplement the Statutory Prospectus to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representative of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company covering a period of at least twelve consecutive months beginning after the Effective Date which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Statutory Prospectus, the Prospectus and any supplement thereto as the Representative may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g) Except as set forth below, the Company will not, without the prior written consent of Representative, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Units, shares of Common Stock, Warrants, or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, during the period commencing on the date hereof and ending 180 days after the date of this Agreement (the “Restricted Period”); provided, however that if (1) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Restricted Period the Company announces that it will release earnings results during the 16 day period beginning on the last day of the Restricted Period, then the foregoing restrictions shall continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; and provided further, however, that notwithstanding the foregoing restrictions, the Company may (i) issue and sell the Private Placement Warrants as described in the Registration Statement, (ii) may issue and sell the Option Securities on exercise of the option provided for in Section 2(b) hereof and (iii) may contract to sell, and issue, shares of Common Stock in connection with the consummation of its initial Business Combination. The Company will provide the Representative and each individual subject to the restricted period pursuant to the lock-up agreements described in Section 6(k) with prior notice of any such announcement that gives rise to an extension of the restricted period.

(h) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(i) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Statutory Prospectus, the Prospectus and each amendment or supplement to either of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Statutory Prospectus, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the American Stock Exchange; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the NASD (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred on behalf of the Company and its officers and representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(j) The Company agrees that it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433.

(k) For a period of at least five (5) years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated, the Company will use its best efforts to maintain the registration of the Units, Common Stock and Warrants under the provisions of the Exchange Act. The Company shall not deregister the Units under the Exchange Act (except in connection with a going private transaction after the completion of the initial Business Combination by the Company) without the prior written consent of the Representative.

(l) The Company shall, on the date hereof, retain its independent registered public accountants to audit the financial statements of the Company as of the Closing Date (the “Audited Financial Statements”) reflecting the receipt by the Company of the proceeds of the Offering and the sale of the Private Placement Warrants and to deliver such Audited Financial Statements on or promptly after the Closing Date. As soon as the Audited Financial Statements become available, the Company shall promptly file a Current Report on Form 8-K with the Commission, which Report shall contain the

Company’s Audited Financial Statements. Additionally, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the over-allotment option, the Company shall promptly file a Current Report on Form 8-K (or an amendment to a previously filed Current Report on Form 8-K) with the Commission, which report shall disclose the Company’s sale of the Option Securities and its receipt of the proceeds therefrom.

(m) For a period of at least five (5) years from the Effective Date or until such earlier time that the Company is required to be liquidated, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Form 10-Q quarterly report and the mailing, if any, of quarterly financial information to stockholders.

(n) For a period of five (5) years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company will furnish to the Representative and their counsel copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities, and promptly furnish to the Representative or will inform the Representative, upon its request therefor, of the Internet address where the Representative may locate and review: (i) a copy of each periodic report the Company shall be required to file with the Commission; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Form 8-K or other filing with the Commission received or prepared by the Company; (iv) five (5) copies of each registration statement; and (v) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request.

(o) The Company shall not take any action or omit to take any action which would cause a breach of any of the Insider Letters executed between each of the Initial Stockholders, the Representative and the Company and will not allow any amendments to, or waivers of, such Insider Letters without the prior written consent of the Representative.

(p) The Company agrees and warrants that the Insider Letters, the Subscription Agreements and the Warrant Agreement shall not be amended, modified or otherwise changed without the prior written consent of the Representative.

(q) The Company will apply the net proceeds received by it from the Offering and the proceeds received from the sale of the Private Placement Warrants in a manner consistent with the applications described under the caption “Use of Proceeds” in the Statutory Prospectus and the Prospectus.

(r) In the event any person or entity (regardless of any NASD affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, the Company will provide the following to the NASD for a period of ninety days following the Effective Date and the Representative prior to the consummation of the Business Combination: (i) complete details of all services and copies of agreements governing such services; and (ii) justification as to why the person or entity providing the merger and acquisition services should not be considered an “underwriter and related person” with respect to the Company’s initial public offering, as such term is defined in Rule 2710 of the NASD’s Conduct Rules. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the proxy statement which the Company will file for purposes of soliciting stockholder approval for a Business Combination. The Company shall also advise the NASD if it is aware that any 5% or greater stockholder of the Company becomes an affiliate or associated person of an NASD member participating in the distribution of the Company’s Securities.

(s) The Company shall cause the proceeds to be held in the Trust Account to be invested only in United States “government securities”, within the meaning of Section 2(a)(16) of the Investment Company Act, and/or one or more money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act, as set forth in the Trust Agreement and disclosed in the Statutory Prospectus and the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act.

(t) The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable upon exercise of any of the Private Placement Warrants and the Warrants outstanding from time to time.

(u) The Company agrees that it will use its best efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

(v) The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(w) The Company will use its best efforts to effect and maintain the listing of the Units, Common Stock and Warrants on the American Stock Exchange.

(x) As soon as it is legally required to do so, the Company and any of the Company’s directors or officers, in their capacities as such, shall take all actions necessary to (i) comply with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications and (ii) comply with the requirements of the AMEX Company Guide.

(y) The Company will enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities in connection with the Company’s initial public offering. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing “lock-up” agreements for the duration of the periods contemplated in such agreements.

(z) The Company shall provide counsel to the underwriters with ten copies of all proxy information and all related material filed with the Commission in connection with a Business Combination concurrently with such filing with the Commission. In addition, the Company shall furnish any state in which its initial public offering was registered such information as may be requested by such state.

(aa) The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) or bylaws. Prior to the earlier of the consummation of a Business Combination and the distribution of the amounts in the Trust Account, the Company will not amend its Certificate of Incorporation without the prior written consent of the Representative.

(bb) The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Units and the Common Stock and shall engage and maintain, at its expense, a warrant agent for the Warrants.

(cc) The Company hereby agrees that prior to commencing its due diligence investigation of any operating business which the Company seeks to acquire for its Business Combination (a “Target Business”) or obtaining the services of any vendor or entering into any financing arrangement, it will require the Target Business or vendor or lender, as the case may be, to execute an agreement waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account. If a Target Business or other third party were to refuse to enter into such a waiver, the Company hereby agrees to cease negotiations with such target business.

(dd) Within five (5) Business Days following the consummation by the Company of a Business Combination, the Company shall cause an announcement (the “Business Combination Announcement”) to be placed, at its cost, in The Wall Street Journal, The New York Times and a third national publication to be selected by the Representative announcing the consummation of the Business Combination and indicating that the Underwriters were the underwriters in the offering. The Company shall supply the Representative with a draft of the Business Combination Announcement and provide the Representative with a reasonable opportunity to comment thereon in advance. The Company will not place the Business Combination Announcement without the final approval of the Representative, which approval will not be unreasonably withheld.

(ee) The Company agrees: (i) that, prior to the consummation of any Business Combination, it will submit such transaction to the Company’s stockholders for their approval (the “Business Combination Vote”) even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law; and (ii) that, in the event that the Company does not effect a Business Combination and liquidates after 24 months from the Effective Date pursuant to its amended and restated certificate of incorporation, the Company will promptly initiate procedures to liquidate and distribute to all holders of IPO Shares (as defined below) in proportion to their respective equity interests, an aggregate sum equal to the amount in the Trust Account, inclusive of any interest then held in the Trust Account, net of taxes payable, plus any remaining net assets. Only holders of IPO Shares shall be entitled to receive liquidating distributions with respect to the IPO Shares they beneficially own and the Company shall pay no liquidating distributions out of amounts in the Trust Account with respect to any other shares of capital stock of the Company. There will be no distribution from the Trust Account with respect to the Warrants, which will expire worthless if the Company is liquidated. With respect to the Business Combination Vote, the Company shall cause the Initial Stockholders to vote the shares of Common Stock owned by them immediately prior to the consummation of the offering in accordance with the vote of the holders of a majority of the IPO Shares present, in person or by proxy, at a meeting of the Company’s stockholders called for such purpose. At the time the Company seeks approval of its initial Business Combination, the Company will offer each holder of the Company’s Common Stock issued in this offering (the “IPO Shares”) that votes against such Business Combination and simultaneously requests such conversion the right to convert their IPO Shares at a per share price (the “Conversion Price”) equal to the amount in the Trust Account (inclusive of any interest income therein, after payment of, or provision for, applicable taxes but exclusive of the amount of the Deferred Discount deposited into the Trust Account) calculated as of two business days prior to the consummation of the proposed Business Combination divided by the total number of IPO Shares. If holders of less than 30% in interest of the Company’s IPO Shares elect to convert their IPO Shares, the Company may proceed with such Business Combination. In any such event, the Company will convert shares, based upon the Conversion Price, from those holders of IPO Shares who affirmatively requested such conversion at or prior to the vote and who voted against the Business Combination. If holders of 30% or more in interest of the IPO Shares, who vote against approval of any potential Business Combination, elect to convert their IPO Shares, the Company will not proceed with such Business Combination and will not convert such shares.

(ff) The Company agrees that the initial Target Business or Businesses that it acquires must have a fair market value equal, in the aggregate, to at least 80% of the balance in the Trust Account, net of taxes payable and the amount of Deferred Discount deposited into the Trust Account, at the time of such acquisition. The fair market value of the Target Business or Businesses will be determined by the Board of Directors of the Company based upon one or more standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and book value. If the

Board of Directors of the Company is not able to independently determine that the Target Business or Businesses have, in the aggregate, a fair market value of at least 80% of the balance in the Trust Account, net of taxes payable and the amount of Deferred Discount deposited into the Trust Account, at the time of such acquisition, the Company will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criteria. The Company is not required to obtain an opinion from an investment banking firm as to the fair market value if the Company’s Board of Directors independently determines that the Target Business or Businesses does have sufficient fair market value.

(gg) Upon the consummation of the initial Business Combination, the Company will pay to the Representative, on behalf of the Underwriters, the Deferred Discount. Payment of the Deferred Discount will be made out of the proceeds of this offering held in the Trust Account. The Underwriters shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount. If the Company fails to consummate a Business Combination within the required time period set forth in the Registration Statement, the Deferred Discount will not be paid to the Representative and will, instead, be included in the liquidation distribution of the proceeds held in the Trust Account made to the holders of the IPO Shares. In connection with any such liquidation distribution, the Underwriters will forfeit any rights or claims to the Deferred Discount, including any accrued interest thereon.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Graubard Miller, counsel for the Company, to have furnished to the Representative their opinion, dated the Closing Date and addressed to the Representative, to the effect that:

(1) the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement, the Statutory Prospectus and the Prospectus (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder;

(2) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Statutory Prospectus and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification;

(3) the Company has no subsidiaries;

(4) the Company’s authorized equity capitalization is as set forth in the Statutory Prospectus and the Prospectus; the capital stock of the Company conforms to the description thereof contained in the Statutory Prospectus and the Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the American Stock Exchange; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities arising by operation of law or under the Certificate of Incorporation or by-laws of the Company; and, to such counsel’s knowledge, except as set forth in the Statutory Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

(5) there is no pending or, to the knowledge of such counsel, threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Statutory Prospectus and the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement, the Statutory Prospectus or the Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required; and the statements included in the Statutory Prospectus and the Prospectus under the heading, “Business—Comparison to Offerings of Black Check Companies, “United States Federal Income and Estate Tax Considerations” and “Description of Securities” fairly summarize the matters therein described;

(6) this Agreement has been duly authorized, executed and delivered by the Company;

(7) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be, an “investment company” as defined in the Investment Company Act;

(8) no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Statutory Prospectus and the Prospectus and such other approvals (specified in such opinion) as have been obtained;

(9) neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, (i) the Certificate of Incorporation or by-laws of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its or their property is subject of which such counsel is aware, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties; and

(10) except as set forth in the Statutory Prospectus and the Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

The opinion of counsel shall further include a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, the Underwriters and the independent registered public accountants of the Company, at which conferences the contents of the Registration Statement, the Statutory Prospectus and the Prospectus contained therein and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Statutory Prospectus and the Prospectus (except as otherwise set forth in the foregoing opinion), solely on the basis of the foregoing without independent check and verification, nothing has come to the attention of such counsel which lead them to believe that the Registration Statement (or any amendment thereto), at the Execution Time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading or that the Statutory Prospectus, as of the Execution Time, and the Prospectus (or any amendment thereto), as of the date it was filed by the Company with the Commission and as of the Closing Date and the Option Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that such counsel need express no opinion with respect to the financial information and other financial data and information included in the Registration Statement, Statutory Prospectus or the Prospectus).

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, the State of Delaware or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (b) shall also include any supplements thereto at the Closing Date.

(c) The Representative shall have received from Sidley Austin LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Registration Statement, the Statutory Prospectus, the Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished to the Representative a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Statutory Prospectus, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(1) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(2) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(3) since the date of the most recent financial statements included in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(e) The Company shall have furnished to the Representative a certificate signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date, certifying (i) that Certificate of Incorporation and bylaws of the Company are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) all correspondence between the Company or its counsel and the Commission, (iv) all correspondence between the Company or its counsel and the American Stock Exchange and (v) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

(f) The Company shall have requested and caused Goldstein Golub Kessler LLP to have furnished to the Representative, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representative, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the applicable rules and regulations adopted by the Commission thereunder and that they have not, during the periods covered by the financial statements included in the Registration Statement, Statutory Prospectus and Prospectus, provided to the Company any non-audit services, as such term is used in Section 10(A)(g) of the Exchange Act, and stating in effect that:

(1) in their opinion the audited financial statements and schedules thereto included in the Registration Statement, the Statutory Prospectus and the Prospectus and reported on by them comply as to form with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission;

(2) on the basis of [a reading of the latest unaudited financial statements made available by the Company;] carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and various committees of the board of directors of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to [•], 2007 [insert date of the most recent audited financial statements included in the Registration Statement, the Statutory Prospectus and the Prospectus], nothing came to their attention which caused them to believe that:

(i) [any unaudited financial statements included in the Registration Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to registration statements on Form S-1; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus;]

(ii) with respect to the period subsequent to [•], 2007 [insert date of the most recent audited financial statements included in the Registration Statement, the Statutory Prospectus and the Prospectus], there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt or capital stock of the Company or decreases in the stockholders’ equity of the Company as compared with the amounts shown on the [•], 2007 [insert date of the most recent audited financial statements included in the Registration Statement, the Statutory Prospectus and the Prospectus] balance sheet included in the Registration Statement, the Statutory Prospectus and the Prospectus, or for the period from [•], 2007 [insert date of the most recent audited financial statements included in the Registration Statement, the Statutory Prospectus and the Prospectus] to such specified date there were any increases in net loss or loss before income taxes (benefit) or in total or per share amounts of net loss of the Company, except in all instances for changes or increases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representative;

(3) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement, the Statutory Prospectus and the Prospectus, including the information set forth under the captions “Dilution” and “Capitalization” in the Statutory Prospectus and the Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation; and

(4) statements as to such matters incident to the transaction contemplated hereby as the Representative may reasonably request.

References to the Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.

(g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Statutory Prospectus and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Statutory Prospectus and the Prospectus (exclusive of any amendment or supplement thereto).

(h) At Closing Date, the Securities shall have been approved for listing on the American Stock Exchange, subject only to notice of issuance.

(i) On the Closing Date, the Company shall have furnished to the Representative Insider Letters, substantially in the form filed as exhibits to the Registration Statement (as the same may be amended or supplemented from time to time) from the Initial Stockholders, including each of the Company’s officers and directors.

(j) On the Closing Date, the Company shall have furnished to the Representative lock-up agreements from the Initial Stockholders, including each of the Company’s officers and directors and the Insiders, substantially in the form of Exhibit A hereto.

(k) On the Effective Date, the Company shall have delivered to the Representative executed copies of the Trust Agreement, the Warrant Agreement, the Escrow Agreement, the Subscription Agreements and the Registration Rights Agreement.

(l) The Company shall have delivered to the Representative evidence satisfactory to the Representative that proceeds of $2,075,000 from the sale of the Private Placement Warrants have been deposited in the Trust Account.

(m) Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Sidley Austin LLP, counsel for the Underwriters, at 787 Seventh Avenue, New York, New York 10019, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company, the Initial Stockholders or any director or officer of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Statutory Prospectus, the Statutory Prospectus, the Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth [(i) in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting” or “Plan of Distribution”, (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids] in the Statutory Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Statutory Prospectus and the Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a) or (b) [or (c)] of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Units, Common Stock or Warrants shall have been suspended by the Commission or the American Stock Exchange or trading in securities generally on the New York Stock Exchange or the American Stock Exchange shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Statutory Prospectus or the Prospectus (exclusive of any supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to KBL Healthcare Acquisition Corp. III, 757 Third Avenue, 21st Floor, New York, New York 10017, Attention: Chief Executive Officer (fax no.: (212) 319-5591) and confirmed to it at Graubard Miller, 405 Lexington Avenue, New York, New York 10174, Attention: David Alan Miller or Jeffrey M. Gallant (fax no.: (212) 818-8881).

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No fiduciary duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“NASD” means the National Association of Securities Dealers, Inc.

“preliminary prospectus” shall mean any preliminary prospectus referred to in paragraph 1(a) above.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“Statutory Prospectus” means the preliminary prospectus dated [•] 2007, relating to the Securities in the form first furnished to the Underwriters for use in connection with the offering of the Securities.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

KBL Healthcare Acquisition Corp. III

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.

By:
Name:
Title:

For itself and the other several Underwriters named in Schedule I to the foregoing Agreement.

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Citigroup Global Markets Inc.
Jefferies & Company, Inc.
EarlyBird Capital, Inc.
Total

SCHEDULE II

Insiders	Number of Private Placement Warrants to be Purchased
Marlene Krauss	300,000
Zachery Berk	300,000
Michael Kaswan	300,000
Terence Barnett	50,000
Eileen More	400,000
Joseph Williamson	200,000
Kenneth Abramowitz	150,000
Steven Epstein	100,000
Ellen Marram	75,000
Kevin McGovern	100,000
Eric Rose	100,000

Total	2,075,000

[Form of Lock-Up Agreement]	EXHIBIT A

[Letterhead of officer, director or Initial Stockholder of Corporation]

KBL Healthcare Acquisition Corp. III

Public Offering of Units

[•], 2007

Citigroup Global Markets Inc.

As Representative of the several Underwriters

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between KBL Healthcare Acquisition Corp. III, a Delaware corporation (the “Company”), and you as representative of a group of Underwriters named therein, relating to an underwritten public offering of units consisting of one share of common stock of the Company, par value $0.0001 per share (the “Common Stock”), and one warrant (the “Warrant”) of the Company to purchase one share of Common Stock (the “Units”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., until the later of the date of the consummation of, and in connection with, the Company’s initial Business Combination (as defined in the Underwriting Agreement) and the date that is 180 days after the date of the Underwriting Agreement, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Units, shares of capital stock of the Company, Warrants or any other securities convertible into, or exercisable or exchangeable for such capital stock.

If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of such 180-day lock-up period, or (ii) prior to the expiration of such 180-day lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Citigroup Global Markets Inc. waives, in writing, such extension. The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

[Signature of officer, director or Initial Stockholder]

[Name and address of officer, director or Initial Stockholder]